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PROXY                                                              EXHIBIT 99(a)

                             EASTERN NATIONAL BANK
                              799 BRICKELL PLAZA
                             MIAMI, FLORIDA 33131         No. of Shares _______

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Carole Fewell and Robert L. Jamerson, Jr., or either of them acting alone, as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to vote, as designated below, all of the shares of common stock of Eastern National Bank ("ENB") held of record by the undersigned at the close of business on August __, 1995, at the Special Meeting of Shareholders of Eastern National Bank to be held on __________, ___________, 1995, or at any adjournments or postponements thereof.

1. APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION BY AND BETWEEN EASTERN NATIONAL BANK, UNION PLANTERS CORPORATION AND ENB INTERIM NATIONAL BANK DATED AS OF APRIL 25, 1995, AS AMENDED BY LETTER AGREEMENT DATED JULY 28, 1995, ALONG WITH THE MERGER AGREEMENT ANNEXED THERETO AS EXHIBIT A.

                 FOR APPROVAL OF REORGANIZATION AGREEMENT AND THE            [ ]
                 MERGER AGREEMENT ANNEXED THERETO AS EXHIBIT A.

                 AGAINST APPROVAL OF REORGANIZATION AGREEMENT AND            [ ]
                 THE MERGER AGREEMENT ANNEXED THERETO AS EXHIBIT A.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                           (Continued on other side)


         This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" approval of the Reorganization Agreement and the Merger Agreement annexed thereto as Exhibit A.


                                           Dated:    _________________________
                                           Signature _________________________
                                           Signature _________________________
                                                         (if held jointly)

                                           Please sign exactly as name appears
                                           to left.  When shares are held by
                                           joint tenants, both should sign.
                                           When signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such.  If
                                           a corporation, please sign full
                                           corporate name by President or
                                           other authorized officer.  If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.